SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 7, 2002


                    WINDSOR WOODMONT BLACK HAWK RESORT CORP.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


      Colorado                           0-31737                  75-2740870
      --------                           -------                  ----------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


                                 111 Richman St.
                           Black Hawk, Colorado 80422
               (Address of principal executive offices) (Zip Code)
               ---------------------------------------------------


        Registrant's telephone number, including area code: 303-582-3600


                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 3. Bankruptcy

     On November 7, 2002 (Petition Date), Windsor Woodmont Black Hawk Resort Corp. (the "Company" and the "Debtor") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (Bankruptcy Code), in the United States Bankruptcy Court for the District of Colorado (Bankruptcy Court or Court)(Case No .02-28089ABC). On Friday, November 1, 2002, SunTrust Bank, as Trustee for the registered holders of the Company's 13% First Mortgage Notes and 13% Series B First Mortgage Notes under an indenture dated March 14, 2000 obtained a court order for the appointment of a receiver ("Receiver"). From November 1, 2002 until the date that the Bankruptcy petition was filed, the Company's business had been operated by the Receiver. However, pursuant to bankruptcy law, the Company expects the imminent relinquishment of control by the Receiver and the return to operation by the Company under the auspices of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

     See Exhibit 99.1 below for the news release issued by the Company announcing the filling with the Bankruptcy Court.

Item 5. Other Events

     On November 7, 2002, the Company issued a news release announcing that it had filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in order to reorganize its financial and operational affairs with the goal of preserving and enhancing the assets of the Company for the benefit of creditors and shareholders. After the November 1, 2002, appointment of a state court receiver, the Company's Board of Directors determined that filing the Bankruptcy Petition was the company's best course of action to protect its creditors, shareholders, and the employees of the casino. (See Exhibit 99.1 below).

     Certain of the information contained in the attached news releases should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate a plan of reorganization with respect to the Chapter 11 case; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the ability to terminate undesirable executory contracts and unexpired leases, the potential adverse impact of the Chapter 11 cases on the Company's liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; and the ability of the Company to attract and retain customers; demand for gaming in the market in which the Company operates; economic conditions; labor costs; financing costs; security-related costs; competitive pressures; weather conditions; government legislation and regulation; and other risks and uncertainties listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

     Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

ITEM 7. EXHIBITS

Designation         Description
-----------         -----------

99.1 News release dated November 7, 2002, of Windsor Woodmont Black Hawk Resort Corp.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: November 8, 2002                   WINSOR WOODMONT BLACK HAWK RESORT CORP.



                                         By: /s/ Michael L. Armstrong
                                         ----------------------------
                                         Michael L. Armstrong, Executive Vice
                                         President, Chief Financial Officer,
                                         Treasurer and Assistant Secretary